Exhibit 99.1

JBT Marel Corporation 70 West Madison Street, Suite 4400, Chicago, IL, 60602

JBT Marel Corporation Announces Pricing of Convertible Senior Notes

CHICAGO, September 4, 2025 – JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) announced today that it has priced its private offering (the “Offering”) of $500 million aggregate principal amount of 0.375 percent convertible senior notes due 2030 (the “Notes”). The Company also granted to the initial purchasers of the Notes an option to purchase up to an additional $75.0 million aggregate principal amount of the Notes within a 13-day period beginning on, and including, the initial closing date of the Offering. The Offering and the convertible note hedge and warrant transactions described below are expected to close on September 9, 2025, subject to customary closing conditions.

The Company intends to use a portion of the net proceeds from the Offering to pay the net cost of the convertible note hedge and warrant transactions described below. The Company expects to use the remaining net proceeds from the Offering to repay a portion of the borrowings outstanding under its revolving credit facility. The Company subsequently intends to draw on its revolving credit facility and/or use cash on hand to repay or otherwise refinance its 0.25 percent convertible senior notes due 2026 (the “2026 notes”) at or prior to the maturity of the 2026 notes.

The Notes will be senior unsecured obligations of the Company. The Notes will bear interest at a rate of 0.375 percent per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 15, 2026. The Notes will mature on September 15, 2030, unless earlier converted, redeemed or repurchased. The initial conversion rate for the Notes is 5.3258 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $187.77 per share of the Company’s common stock), which represents a conversion premium of approximately 32.5 percent over the last reported sale price of $141.71 per share of the Company’s common stock on the New York Stock Exchange (“NYSE”) on September 4, 2025.

Prior to June 15, 2030, the Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company will satisfy any conversion by paying cash up to the aggregate principal amount of the Notes to be converted and by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. In addition, the Notes will be redeemable, in whole or in part, at the Company’s option on or after September 20, 2028, upon the satisfaction of certain conditions and subject to certain limitations.

In connection with the pricing of the Notes, the Company has entered into privately negotiated convertible note hedge transactions with certain dealers, which include certain initial purchasers and/or their respective affiliates and/or other financial institutions (the “hedge counterparties”). These transactions are expected to cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Notes, the same number of shares of the Company’s common stock that will initially underlie the Notes, and are expected generally to reduce any dilutive effect on the Company’s common stock of the Notes, and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. Concurrently with entry into the convertible note hedge transactions, the Company has also entered into warrant transactions with the hedge counterparties relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments. The strike price of the warrant transactions will initially be $283.42 per share, which represents a 100 percent premium to the last reported sale price of the Company’s common stock on the NYSE on September 4, 2025. The warrant transactions could separately have a dilutive effect on the Company’s common stock to the extent that the market price of the Company’s common stock exceeds the strike price of the warrants.

If the initial purchasers exercise their option to purchase additional Notes, the Company may sell additional warrants and may use a portion of the proceeds from the sale of such additional Notes, together with the proceeds from the sale of additional warrants, to enter into additional convertible note hedge transactions.

The Company has been advised by the hedge counterparties that, in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to purchase shares of the Company’s common stock in secondary market transactions and/or enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the Notes, including with certain investors in the Notes, and may unwind these derivative transactions and purchase shares of the Company’s common stock shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock and/or the Notes at that time. The hedge counterparties (and/or their respective affiliates) may also modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock in secondary market transactions following the pricing of the Notes and prior to maturity of the Notes (and are likely to do so following conversion of the Notes, during any observation period related to a conversion of the Notes or upon any repurchase of the Notes). These hedging activities could have the effect of increasing or decreasing (or reducing the size of any decrease or increase in) the market price of the Company’s common stock and/or the Notes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). This release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes are being made only by means of a private offering memorandum. The Notes and any common stock issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This release also shall not constitute an offer to purchase, or the solicitation of an offer to sell, the 2026 notes.

About JBT Marel Corporation

JBT Marel Corporation (NYSE and Nasdaq Iceland: JBTM) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT Marel brings together the complementary strengths of both the JBT and Marel organizations to transform the future of food. JBT Marel provides a unique and holistic solutions offering by designing, manufacturing, and servicing cutting-edge technology, systems, and software for a broad range of food and beverage end markets. JBT Marel aims to create better outcomes for customers by optimizing food yield and efficiency, improving food safety and quality, and enhancing uptime and proactive maintenance, all while reducing waste and resource use across the global food supply chain. JBT Marel operates sales, service, manufacturing, and sourcing operations in more than 30 countries.

Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT Marel’s ability to control. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by JBT Marel will be achieved. These forward-looking statements include, among others, statements regarding our ability to complete the Offering (including our intended use of proceeds) and the convertible note hedge and warrant transactions on favorable terms, if at all, and general market conditions which might affect the Offering and the convertible note hedge and warrant transactions. The factors that could cause JBT Marel’s actual results to differ materially from expectations include, but are not limited, to the factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JBT Marel’s most recent Annual Report on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q. If one or more of those or other risks or uncertainties materialize, or if JBT Marel’s underlying assumptions prove to be incorrect, actual results may vary materially from what JBT Marel projected. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by JBT Marel’s forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof, and JBT Marel undertakes no obligation to publicly update or revise any forward-looking statement made by JBT Marel or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Investors & Media:

Marlee Spangler

JBTMarel.IR@jbtc.com

+1 (312) 861-5784